Exhibit 99.1

NETGEAR

NEWS RELEASE

NETGEAR Comments on Expected Third Quarter Results

SAN JOSE, Calif. - October 8, 2008 - NETGEAR®, Inc. (NASDAQGM: NTGR), said today that based on preliminary data available at this time, net revenue for the third quarter ended September 28, 2008 is expected to be in the range of $173 million to $183 million, or below the range of $208 million to $212 million provided on July 23, 2008.

"We experienced weakness in September demand on our consumer products across all channels and in all geographies, particularly in the service provider channel, where our carrier customers worldwide requested shipment delays on previously placed orders, thereby preventing us from recognizing revenue on those orders," commented Patrick Lo, Chairman and CEO of NETGEAR. "We believe the uncertainty in the economies and financial markets worldwide, especially in light of recent events, is causing the weakening of demand and we expect these conditions to persist until financial confidence returns to the market."

The company expects non-GAAP operating margin to be in the range of 10.3% to 11.3% versus the company's previous expectation of approximately 9.5% to 10.5%. Additionally the company expects to report other expense in the range of $4.5 million to $5.5 million in relation to losses on transactions denominated in foreign currencies. This is primarily a result of the strengthening of the U.S. dollar as compared to the Australian dollar, the British pound and the Euro.

These expected third quarter operating results are preliminary and subject to management completing their quarterly closing review procedures.

NETGEAR will report third quarter 2008 results after market close on October 23, 2008. NETGEAR will host a conference call and live webcast on that day at 5:00 p.m. ET (2:00 p.m. PT) to discuss third quarter results.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) our expectation that net revenue for the third quarter will be below the previously communicated range, (ii) our belief that the expected shortfall in net revenue is the result of weakness in demand on our consumer products across all channels and in all geographies, particularly due to lower than expected demand in the service provider channel, (iii) our belief that uncertainty in the economic and financial markets is causing the weakening of demand, (iv) our belief that we expect these conditions to persist until financial confidence returns to the market, (v) our belief that non-GAAP operating margin may be slightly above previously communicated expectations, (vi) our belief that we expect to report other expense in relation to losses on transactions denominated in foreign currencies as a result of the strengthening of the dollar as compared to the Australian dollar, the British pound and the Euro, as well as (vii) other matters discussed in this press release that are not purely historical data, all of which are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, final closing review procedures identifying adjustments to the preliminary financial results included in this press release, the ability of management to complete their quarterly closing review procedures in a timely manner and other risks indicated in our filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors", pages 28 through 39, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2008, filed with the Securities and Exchange Commission on August 8, 2008. Forward-looking statements are made and based on information available to us on the date of this press release. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs technologically advanced, branded networking solutions that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. As an ENERGY STAR® partner, NETGEAR offers products that prevent greenhouse gas emissions by meeting strict energy-efficiency specifications set by the U.S. government. NETGEAR is headquartered in San Jose, Calif. For more information, visit the company's Web site at http://www.netgear.com or call (408) 907-8000.